UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2004

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            0-18980                                             62-1407522
(IRS Employer Identification No.)                       (Commission File Number)

                               Wall Street Center
                                 14 Wall Street
                                   20th Floor
                            New York, New York 10005

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 212-618-1712
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Item 2.  Acquisition or Disposition of Assets

As used in this report, "we", "us", "our" or HQSM refer to HQ Sustainable Maritime Industries, Inc., a Delaware corporation.

On June 15, 2004, we issued a press release announcing that we entered into a letter of intent, through our wholly owned subsidiary, HQ Sustainable Maritime Marketing Inc., for the acquisition of Tomich Bros. Seafood Inc., a California seafood company, in exchange for a minimum price of $6,600,000 payable by us in installments. The letter of intent provides that we have the right to acquire up to 100% of the shares of Tomich from its sole shareholder, subject to signing a full length acquisition agreement and certain other conditions.


Item 5. Other Items

We have appointed Fred Bild and Jacques Vallee as our independent non-executive directors effective as of June 15, 2004. In consideration for their services, we agreed to pay each of Bild and Vallee an annual salary of $15,000 and an annual bonus of not less than $15,000 payable in shares of our common stock.


Item 7.  Financial Statements and Exhibits


(a)      Financial statements of business acquired.

(b)      Pro forma financial information.

(c)      Exhibits.

         The following exhibit is hereby filed as part of this Current Report on Form 8-K:

99.1. Press Release dated June 15, 2004.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
                                        (Registrant)


Date:  June 25, 2004                    By: /s/ Norbert Sporns
                                        ----------------------------------------
                                        Norbert Sporns
                                        Chief Executive Officer and President


































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                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit
-------                    ----------------------

99.1                       Press Release dated June 15, 2004